                                                                      Exhibit 16


Exhibit 11           Omnicare, Inc. and Subsidiary Companies
                    Computation of Earnings Per Common Share
                     (in thousands, except per share data)

                                                                        For the years ended December 31,
                                                                   1994                 1993             1992
                                                                 -------              -------          -------
PRIMARY EARNINGS*
 Income from continuing operations                               $13,406              $11,111           $ 5,250
 Income from discontinued operations                                   -                    -             8,710
 Cumulative effect of accounting change                                -                  280                 -
                                                                 -------              -------           -------

 Net income applicable to common stock                           $13,406              $11,391           $13,960
                                                                 =======              =======           =======

Shares
 Weighted average number of common
  shares outstanding                                              11,038               10,425            10,250
 Additional shares assuming conversion of:
  Stock options and stock warrants                                   172                   90               122
                                                                 -------              -------           -------
 Average common shares outstanding and
  equivalents as adjusted                                         11,210               10,515            10,372
                                                                 =======              =======           =======

Primary earnings per common share:
 Continuing operations                                           $  1.20              $  1.06           $  0.51
 Discontinued operations                                               -                    -              0.84
 Accounting change                                                     -                 0.02                 -
                                                                 -------              -------           -------

 Net income                                                      $  1.20              $  1.08           $  1.35
                                                                 =======              =======           =======

FULLY DILUTED EARNINGS*
 Income from continuing operations                               $13,406              $11,111           $ 5,250
 Aftertax interest expense related to
  5-3/4% convertible subordinated debentures                       3,218                  756                 -
                                                                 -------              -------           -------
 Income from continuing operations as adjusted                    16,624               11,867             5,250
 Income from discontinued operations                                   -                    -             8,710
 Cumulative effect of accounting change                                -                  280                 -
                                                                 -------              -------           -------

 Net income as adjusted                                          $16,624              $12,147           $13,960
                                                                 =======              =======           =======

Shares
 Weighted average number of common
  shares outstanding                                              11,038               10,425            10,250
 Additional shares assuming conversion of:
  Stock options and stock warrants                                   187                   90               122
  Convertible subordinated debentures                              2,788                  714                 -
                                                                 -------              -------           -------
 Average common shares outstanding and
  equivalents as adjusted                                         14,013               11,229            10,372
                                                                 =======              =======           =======

Fully diluted earnings per common share:
 Continuing operations                                           $  1.19              $  1.06           $  0.51
 Discontinued operations                                               -                    -              0.84
 Accounting change                                                     -                 0.02                 -
                                                                 -------              -------           -------

 Net income as adjusted                                          $  1.19              $  1.08           $  1.35
                                                                 =======              =======           =======

*This calculation is submitted in accordance with Regulation S-K Item
 601(b)(11) although not required by APB Opinion No. 15 because it results in dilution of less than 3%.

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